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                                                                     Exhibit 5.1


                                Hale and Dorr LLP
                         1455 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004
                        (202) 942-8400/Fax (202) 942-8484


                                 April 21, 2000


OTG Software, Inc.
6701 Democracy Boulevard, Suite 800
Bethesda, Maryland 20817

            Re:         Registration Statement on Form S-8

Ladies and Gentlemen:

            This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 6,129,412 shares of Common Stock, $.01 par value per share (the "Shares"), of OTG Software, Inc., a Delaware corporation (the "Company"), issuable pursuant to the Company's, Inc. 1998 Stock Incentive Plan, 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan (the "Plans").

            We have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

            In examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

            We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law statute and the federal laws of the United States of America.

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            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and the Shares, when issued and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

            It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

            Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ HALE AND DORR LLP

                                HALE AND DORR LLP



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